Exhibit 10.99

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of July     , 2009, by and between                                  (the “Holder”), and Headwaters Incorporated, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Holder currently holds $15,009,000 principal amount of the Company’s 16% Convertible Senior Subordinated Notes due 2016 of the Company (the “16% Notes”);

WHEREAS, the Holder desires to exchange the 16% Notes for shares of the Company’s common stock (the “Common Stock”), on the terms and conditions set forth in this Agreement (the “Exchange”);

WHEREAS, the Company desires to issue to the Holder that number of shares of the Company’s Common Stock set forth in Section 1.1 below in exchange for the 16% Notes in the Exchange;

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

Exchange

Section 1.1 Exchange and Sale of the Common Stock. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined herein), the Company shall issue and exchange, subject to Section 1.2 hereof, to the Holder, and the Holder agrees to accept from the Company, three million five hundred twenty seven thousand one hundred and fifteen (3,527,115) shares of Common Stock in exchange for the 16% Notes. The number of shares of Common Stock issued to Holder in exchange for the 16% Notes pursuant to the terms of this Agreement are referred to herein as the “Exchange Shares.”

Section 1.2 Cancellation of 16% Notes. Pursuant to the indenture (the “16% Indenture”) relating to the 16% Notes, Holder hereby agrees that the aggregate principal amount and all accrued unpaid interest on the 16% Notes shall be cancelled in connection with the Exchange. Holder acknowledges that the cancellation of the 16% Notes shall have the effects specified in the 16% Indenture governing the applicable 16% Notes.

Section 1.3 Section 3(a)(9) Exchange. In consideration of and for the Exchange, the Company agrees to issue to Holder the Exchange Shares. The issuance of the Exchange Shares to Holder will be made without registration of such Exchange Shares under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”), in reliance upon the exemption therefrom provided by Section 3(a)(9) of the Securities Act. Holder acknowledges that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, its representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder for the Exchange.

Section 1.4 Closing Mechanics. The closing of the transactions contemplated by this Agreement shall occur at the offices of Pillsbury Winthrop Shaw Pittman LLP, 50 Fremont Street, San Francisco, California 94105, or such other location as may be mutually acceptable in each case at 9:00 a.m., San Francisco time, on third business day after the date of this Agreement or at such other time on the same date or such other date as the parties may agree in writing (such time and date, the “Closing Date”). Prior to the Closing Date, Holder shall instruct its broker or other participant in the Fast Automated Securities Transfer Program of the Depositary Trust Company (“DTC”) to transfer and deliver the 16% Notes to the Trustee for purposes of cancellation. On the Closing Date, the shares of Common Stock to be issued in the Exchange shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of Holder’s prime broker with DTC through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) program.

Section 1.5 Conditions to Closing.

(a) The obligation of the Holder hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have caused its transfer agent to credit to Holder or its designee the Exchange Shares;

(ii) The Company shall have submitted an additional share listing application for the Exchange Shares with the New York Stock Exchange on or prior to the Closing Date and shall cause the Exchange Shares to be approved by the New York Stock Exchange for listing on the Closing Date or as soon as practicable thereafter; and

(iii) The representations and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(b) The obligation of the Company hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(i) The Holder shall have delivered, or caused to be delivered, to the Company (i) the 16% Notes being exchanged pursuant to this Agreement in accordance with the written instructions of the Company and (ii) all documentation related to the right, title and interest in and to all of the 16% Notes, and whatever documents of conveyance or transfer may be necessary or reasonably desirable to transfer to and confirm in the Company all right, title and interest in and to (free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto) the 16% Notes, including the delivery to the Company at or prior to the execution of this Agreement of a properly completed Letter of Transmittal in the form provided to the Holder; and

(ii) The representations and warranties of the Holder in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and that the Holder shall have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

Section 1.6 Exchange of Additional Notes. Simultaneously with or after the Closing, the Company may issue, to one or more other holders of the Company’s outstanding convertible senior subordinated notes (the “Other Holders”), shares of Common Stock on substantially the same terms and conditions offered to the Holder.

ARTICLE 2

Representations and Warranties of the Holder

The Holder hereby makes the following representations and warranties, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.

Section 2.1 Existence and Power.

(a) The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Holder is a party, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holder, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Holder to perform its obligations hereunder. As used in this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the party, or an event, change or occurrence that would materially adversely affect the ability of the party to perform its obligations under this Agreement which would limit the Holder’s power to transfer the 16% Notes hereunder.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 2.3 Title to 16% Notes. The Holder has good and valid title to the 16% Notes in the aggregate principal amount set forth in the recitals to this Agreement, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the 16% Notes or its rights in such 16% Notes, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such 16% Notes which would limit the Holder’s power to transfer the 16% Notes hereunder.

Section 2.4 Investment Decision. The Holder is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and was not organized for the purpose of acquiring the Exchange Shares. The Holder is knowledgeable, sophisticated and experienced in business and financial matters and has previously invested in securities similar to the Exchange Shares. The Holder is able to bear the economic risk of its investment in the Exchange Shares and is presently able to afford the complete loss of such investment.

The Holder (or its authorized representative) has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s Annual Report on Form 10-K filed on November 21, 2008, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our Annual Meeting of Stockholders held on March 3, 2009, the Company’s Quarterly Reports on Form 10-Q filed on February 6, 2009 and May 7, 2009 and the Company’s Current Reports on Form 8-K filed on December 22, 2008, April 3, 2009, April 16, 2009, April 20, 2009, May 5, 2009 (excluding the information furnished in Item 2.02 thereof, which is not deemed filed and which is not incorporated by reference) and June 29, 2009 (all of such filings with the Commission referred to, collectively, as the “SEC Documents”). The Holder has reviewed a copy of the Disclosure Statement provided to the Holder. The Holder has had such opportunity to ask questions of the Company and its representative and to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company and has independently, without reliance upon any representatives of the Company and based on such information as the Holder deemed appropriate, made its own analysis and decision to enter into this Agreement. The Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange pursuant hereto and to make an informed investment decision with respect to such exchange.

The Holder acknowledges that the Company is relying on the truth and accuracy of the foregoing representations and warranties in the offering of the Exchange Shares to the Holder without having first registered the Exchange Shares under the Securities Act.

Section 2.5 Affiliate Status. The Holder is not, and has not been during the preceding three months, an “affiliate” of the Company as such term is defined in Rule 144 under the Securities Act.

Section 2.6 Professional Advice. With respect to the tax, accounting and other economic considerations involved in the Exchange, the Holder is not relying on the Company or any of its affiliates, and the Holder has carefully considered and has, to the extent the Holder believes such discussion is necessary, discussed with the Holder’s professional legal, tax, accounting and financial advisors the implications of the Exchange for the Holder’s particular tax, accounting and financial situation.

Section 2.7 Letter of Transmittal. The information provided by the Holder in the Letter of Transmittal in the form provided to the Holder is true and accurate as of the date hereof and the Holder shall advise the Company promptly of any changes therein.

ARTICLE 3

Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations, warranties, and covenants each of which is true and correct on the date hereof and shall survive the date of the Closing and the transactions contemplated hereby to the extent set forth herein.

Section 3.1 Existence and Power.

(a) The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby.

(b) The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company other than the New York Stock Exchange and the DTC; and (ii) does not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the Company’s Certificate of Incorporation or by-laws, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company or any other party thereto, except, in the case of clause (ii) for such breaches, violations or defaults which would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect (as defined above).

Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 3.3 Valid Issuance of the Exchange Shares. The Exchange Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the Holder. Assuming the accuracy of the representations of the Holder in Article II of this Agreement, the Exchange Shares will be issued in compliance in all material respects with all applicable federal and state securities laws.

ARTICLE 4

Miscellaneous Provisions

Section 4.1 Survival of Representations and Warranties. The agreements of the Company, as set forth herein, and the respective representations and warranties of Holder and the Company as set forth herein in Sections 2 and 3, respectively, shall survive the Closing Date.

Section 4.2 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid):

(a)	if to the Holder, at the most current address given by such Holder to the Company; and

(b)	if to the Company, at its address, as follows:

Headwaters Incorporated

10654 South River Front Parkway

South Jordan, UT 80495

Attention: General Counsel

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP

50 Fremont Street

San Francisco, CA 94105

Attention: Linda C. Williams, Esq.

The Company by notice to the Holder may designate additional or different addresses for subsequent notices or communications. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

Section 4.3 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.4 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 4.5 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.6 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.7 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its conflicts of law rules.

Section 4.8 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.9 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

Section 4.10 Word Meanings. The words such as “herein”, “hereinafter”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 4.11 No Broker. Neither party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement other than such fees and expenses for which it shall be solely responsible.

Section 4.12 Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.13 Costs and Expenses. The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

Section 4.14 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.15 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

HOLDER:

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

HEADWATERS INCORPORATED

By:
Name:
Title:

Signature Page to Exchange Agreement